Exhibit 5

JONES DAY
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
(404) 521-3939

May    , 2004

Georgia Gulf Corporation
Georgia Gulf Lake Charles, LLC
Georgia Gulf Chemicals & Vinyls, LLC
GG Terminal Management Corporation
Great River Oil & Gas Corporation
  c/o Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

Dear Sirs:

        We are acting as counsel to Georgia Gulf Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, and its Subsidiary Guarantors (as defined below) in connection with (i) the offer to exchange (the "Exchange Offer") $1,000 principal amount at maturity of the Company's 7 1/8% Senior Notes due 2013 (the "Exchange Notes") for each $1,000 principal amount at maturity of the Company's outstanding 7 1/8% Senior Notes due 2013 (the "Private Notes" and, together with the Exchange Notes, the "Notes") and (ii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") (No. 333-          ) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the "Act"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of December 3, 2003 (the "Indenture"), between the Company, the Subsidiary Guarantors and SunTrust Bank, as trustee (the "Trustee"). The Notes are fully and unconditionally guaranteed (the "Guarantees") by each of Georgia Gulf Lake Charles, LLC, Georgia Gulf Chemicals & Vinyls, LLC, GG Terminal Management Corporation, and Great River Oil & Gas Corporation (the "Subsidiary Guarantors").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and representatives of the Company and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming due authorization, execution and delivery of the Indenture and the Exchange Notes by the Trustee, when the Exchange Notes, substantially in the form as set forth in the Indenture, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Private Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, except to the extent such obligations may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, or by equitable principles, whether such principles are considered in a proceeding at law or at equity.

        Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement filed by the Company to effect registration of the Exchange Notes under the Act and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      Jones Day